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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 April 15, 1996



                       NUTRITION FOR LIFE INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)



                                     Texas
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                 (State or other jurisdiction of incorporation)



             0-26362                         76-0416176
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      (Commission File Number)    (IRS Employer Identification Number)



                   9101 Jameel, Suite 180, Houston, TX     77040
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              (Address of principal executive offices)  (Zip code)



       Registrant's telephone number, including area code (713) 460-1976
                                                          --------------

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                (Former address, if changed since last report)
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                     NUTRITION FOR LIFE INTERNATIONAL, INC.

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.  Changes in Registrant's Certifying Accountant
         ---------------------------------------------


     In its most recent report on Form 8-K, the Company reported the resignation of KPMG Peat Marwick LLP as the Company's auditors, effective April 9, 1996. A letter from KPMG Peat Marwick LLP expressing agreement with the Company's statements in the Report regarding the absence of any adverse opinions or disagreements was included as an exhibit to the Report.

     On April 15, 1996, the Company engaged BDO Seidman LLP as its principal accountant to audit the Company's financial statements for the fiscal year ending September 30, 1996. BDO Seidman LLP was not engaged by the Company during the Company's two most recent fiscal years or the interim period from October 1, 1995 (the beginning of the Company's current fiscal year) through April 9, 1996 (the date of KPMG Peat Marwick LLP's resignation).

     The Company has requested BDO Seidman to review the disclosure required in this Report before it is filed with the Commission and has provided BDO Seidman LLP with the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expressions of its views, or the respects to which it does not agree with the statements made in this Report. BDO Seidman LLP has informed the Company that it has reviewed these disclosures and does not intend to furnish the Company with such a letter.

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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   NUTRITION FOR LIFE INTERNATIONAL, INC.



Dated:  April 19, 1996             By: /s/ RONNIE D. MEAUX
                                       -------------------------------
                                       Ronnie D. Meaux, Vice President

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